                                         Exhibit 99.1

                                   Certification Pursuant To
                                    18 U.S.C. Section 1350,
                                    As Adopted Pursuant To
                       Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of ORS Automation, Inc. (the "Company") on Form 10-
KSB for the year ending December 31, 2003 as filed with the Securities and Exchange Com-
mission  (the "Report"), I, James R. Solakian, President, Chief Executive Officer and
Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that:

      (1)    The Report fully complies with the requirements of Section 13(a) of the
             Securities Exchange Act of 1934; and

      (2)    The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: February 18, 2004

                                                     /s/ James R. Solakian

                                                     James R. Solakian
                                                     Chief Executive Officer
                                                     and Chief Financial Officer

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